HOUSEHOLD

TECHNOLOGY

Ken Harvey
Group Executive – Chief Information Officer

January 21, 2003

HOUSEHOLD NORTH AMERICA

- Largest Static Internet Protocol Network
- 800 Million Transactions Processed Per Month
- 25 Ubiquitous Call Centers
- Leader in Neural Networking
- Leader in Point of Sale Technology "VISION"

HOUSEHOLD GLOBAL TRANSACTION FLOW



TCP/IP
Warehousing
Credit Card
Retail Card
Auto
Consumer Loans
Real Estate
Ins.
Core Systems
Global Decisioning
Collections
Underwriting
Customer Care
Global Interfaces
Global Messaging
Internet
Cash Register
Call Centers Branches
VRU's Self Service
Multi-Channel Front-End

ENTERPRISE DECISIONING FLOW



Inbound Channels
Internet
Auto dealers
Branch Network
Merchant
Batch Vendor
Third Party
Call Centers
Global Underwriting (Annualized Decisions)
Global Credit Bureau
Global Decisioning 116.6 Million
Global Data Verification
Consumer Lending 6.3 Million
Retail Card 11.1Million
Credit Card 28.4 Million
Automotive 35.9 Million
Refund Lending 8.8 Million
Insurance Rollout 2003
Customer Care 25.1 Million
Offer Optimization 8 Million (Second Offers)
CUSTOMER

VISION METRICS

Servicing

- 7 million outbound calls
- Capacity for 15mm inbound calls
- .5 million leads serviced each week
- 35% average decrease in turn-around time for title and appraisal work

Efficiency Trends

Total Number of Loans	35% increase
Total Loan Acct Dollar Gain	20% increase
Promotional expense	4% decrease
Cost per $1,000 originated	20% decrease
Secured cost per LA $	24% decrease


External
Lead Sources
Marketing Lead Management
BSM Pool
AE Pool
Internal
Low Level Delinquency
Events
Large Payments
THE VISION SYSTEM
Trust Farm
Solicitation
HOLP Letter
30+ Collections
A/R
Image
EFS Documents
Loan Close
Take Application
In the Box
Branch Approves
Compliance Certification
Out of Box
Underwriting
Compensation